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                                                                    EXHIBIT 23.1




                         Independent Auditors' Consent


The Board of Directors
New York Community Bancorp, Inc.:


We consent to the use of our report dated January 24, 2001, incorporated by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of New York Community Bancorp, Inc., relating to our audit of the consolidated statements of condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report and is incorporated by reference in the New York Community Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 2000, and to the reference of our Firm under the heading "Experts" in the Registration Statement.


                                                     /s/ KPMG LLP


New York, New York
May 11, 2001